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                                  A.S.V., INC.
                 EXHIBIT 11 - COMPUTATION OF EARNINGS PER SHARE

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
                                                                    Three Months Ended                   Six Months Ended
                                                                         June 30,                            June 30,
                                                              -------------------------------    -------------------------------
                                                                    2003             2002             2003              2002
                                                                    ----             ----             ----              ----
BASIC
   Earnings
     Net earnings                                             $   2,285,418     $   1,013,503    $   3,053,001       $   647,922
                                                              =============     =============    =============       ===========

   Shares
     Weighted average number of common
       shares outstanding                                        10,089,161        10,180,519       10,076,531        10,187,591
                                                              =============     =============    =============       ===========

   Basic earnings per common share                            $         .23     $         .10    $         .30       $       .06
                                                              =============     =============    =============       ===========

DILUTED
   Earnings
     Net earnings                                             $   2,285,418     $   1,013,503    $   3,053,001       $   647,922
                                                              =============     =============    =============       ===========

   Shares
     Weighted average number of common
       shares outstanding                                        10,089,161        10,180,519       10,076,531        10,187,591
     Assuming exercise of options and warrants
       reduced by the number of shares which could
       have been purchased with the proceeds from
       the exercise of such options and warrants                    343,500           116,341          196,616            58,171
                                                              -------------     -------------    -------------       -----------

     Weighted average number of common and
       common equivalent shares outstanding                      10,432,661        10,296,860       10,273,147        10,245,762
                                                              =============     =============    =============       ===========

   Diluted earnings per common share                          $         .22     $         .10    $         .30       $       .06
                                                              =============     =============    =============       ===========
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